                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       INTEGRATED SURGICAL SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.
     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: 1

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

        $
        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                       INTEGRATED SURGICAL SYSTEMS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 28, 1998

To the Stockholders of Integrated Surgical Systems, Inc.:

     Notice is hereby given that the Annual Meeting of Stockholders of Integrated Surgical Systems, Inc., a Delaware corporation (the "Company"), will be held on April 28, 1998, at the Hyatt Regency, 1209 L Street, Sacramento, California 95814, at the hour of 9:00 A.M., for the following purposes:

     1. To elect six Directors of the Company to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

     2. To approve the adoption of the Company's 1998 Stock Option Plan.

     3. To approve the adoption of the Company's Employee Stock Purchase Plan.

     4. To approve an amendment to the Company's Restated Certificate of Incorporation eliminating the Series D Preferred Stock.

     5. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 1998.

     6. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Only stockholders of record at the close of business on March 18, 1998 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

     A list of stockholders entitled to vote at the Annual Meeting will be open to examination by any stockholder for any purpose germane to the meeting, at the executive offices of the Company, 829 West Stadium Lane, Sacramento, California 95834, for a period of ten days prior to the Annual Meeting. Such list also shall be available during the Annual Meeting.

                                          By Order of the Board of Directors

                                          MARK W. WINN
                                          Secretary

Sacramento, California
March 26, 1998

                                   IMPORTANT:

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN AND DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND RETURN IT TO THE COMPANY. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED, AND STOCKHOLDERS EXECUTING PROXIES MAY ATTEND THE MEETING AND VOTE IN PERSON SHOULD THEY SO DESIRE.

                       INTEGRATED SURGICAL SYSTEMS, INC.
                             829 WEST STADIUM LANE
                          SACRAMENTO, CALIFORNIA 95834
                                 (916) 646-3487
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     The Board of Directors of Integrated Surgical Systems, Inc. (the "Company") presents this Proxy Statement and the enclosed proxy card to all stockholders and solicits their proxies for the Annual Meeting of Stockholders to be held on Tuesday, April 28, 1998. The record date of this proxy solicitation is March 18, 1998. All proxies duly executed and received will be voted on all matters presented at the Annual Meeting in accordance with the instructions given by such proxies. In the absence of specific instructions, proxies so received will be voted FOR the named nominees for election to the Company's Board of Directors (Proposal 1), FOR approval of the adoption of the Company's 1998 Stock Option Plan (Proposal 2) and Employee Stock Purchase Plan (Proposal 3), FOR approval of an amendment to the Company's Restated Certificate of Incorporation eliminating the Series D Preferred Stock (Proposal 4) and FOR ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 1998 (Proposal 5). The Board of Directors does not anticipate that any of its nominees will be unavailable for election and does not know of any matters that may be brought before the Annual Meeting other than those listed in the Notice of Annual Meeting.

     In the event that any other matter should come before the Annual Meeting or that any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matter in accordance with their best judgment. A proxy may be revoked at any time before being voted by sending a new proxy bearing a later date or a revocation notice to the Company at the above address, attn: Secretary, or by notifying the Secretary of the Company at the Annual Meeting. The Company is soliciting these proxies and will pay the entire expense of solicitation which will be made by use of the mails. This Proxy Statement is being mailed on or about March 26, 1998.

     The total number of shares of common stock, $.01 par value ("Common Stock"), of the Company outstanding as of March 18, 1998, was 5,503,390 shares. The Common Stock is the only outstanding class of securities of the Company entitled to vote. Each share of Common Stock has one vote. Only stockholders of record as of the close of business on March 18, 1998 will be entitled to vote at the Annual Meeting or any adjournments thereof.

     The affirmative vote by holders of a plurality of the votes cast for the election of directors at the Annual Meeting is required for the election of Directors. The affirmative vote by the majority of the votes present at the Annual Meeting and entitled to vote is required to approve the adoption of the Company's 1998 Stock Option Plan and Employee Stock Purchase Plan, and the ratification of the appointment of Ernst & Young LLP. The affirmative vote of a majority of the outstanding shares of Common Stock is required for approval of the amendment to the Restated Certificate of Incorporation eliminating the Series D Preferred Stock. All proxies will be counted for determining the presence of a quorum. Votes withheld in connection with the election of one or more nominees for Director will not be counted as votes cast for such individuals and shares represented by proxies which are marked "abstain" for any other Proposal on the proxy card and proxies which are marked to deny discretionary authority on all other matters will only be counted for the purpose of determining the presence of a quorum on such proposals. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), those shares will not be included in the vote totals.

     A list of stockholders entitled to vote at the Annual Meeting will be available at the Company's principal office, 829 West Stadium Lane, Sacramento, California 95834, during business hours, for a period of ten (10) days prior to the Annual Meeting for examination by any stockholder. Such list shall also be available at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information concerning the beneficial ownership of the Company's Common Stock at March 18, 1998 by (i) each stockholder known by the Company to be a beneficial owner of more than five percent of the outstanding Common Stock, (ii) each director of the Company,
(iii) each executive officer of the Company listed in the Summary Compensation Table (see Proposal 1) and (iv) all directors and officers as a group.

                                                             AMOUNT AND
                                                             NATURE OF          PERCENTAGE OF
                                                             BENEFICIAL          COMMON STOCK
                           NAME                              OWNERSHIP     BENEFICIALLY OWNED(1)(2)
                           ----                              ----------    ------------------------
International Business Machines Corporation................  2,274,066(3)           29.24%(4)
  Old Orchard Road, Armonk, NY 10504
EJ Financial Investments V, L.P. ..........................  1,039,792              18.89%
  225 East Deer Path Road, Suite 250
  Lake Forest, IL 60045
Sutter Health and Sutter Health Venture Partners, L.P. ....    611,607(5)           11.11%
  One Capitol Mall
  Sacramento, CA 95814
Ramesh C. Trivedi(6).......................................    302,047(7)            5.21%(8)
John N. Kapoor(9)..........................................  1,039,792(10)          18.89%
James C. McGroddy(11)......................................     33,824(12)               *
Paul A.H. Pankow(13).......................................      6,936(14)               *
Patrick G. Hays(15)........................................      4,375(16)               *
Gerald D. Knudson(17)......................................      4,375(16)               *
Michael J. Tomczak.........................................     81,279(18)           1.46%(19)
All directors and officers as a group (7 persons)..........  1,392,349(20)          23.88%(21)

---------------
  *  Less than one percent.

 (1) Unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated, subject to community property laws, where applicable. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on March 18, 1998, any security which such person or group of persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership for such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

 (2) Except as otherwise stated, calculated based upon 5,503,390 shares of Common Stock issued and outstanding.

 (3) Includes warrants to purchase 2,079,584 shares of Common Stock at an exercise price of $0.01 per share exercisable until December 31, 2005, warrants to purchase 67,587 shares of Common Stock at an exercise price of $0.07 per share exercisable until December 31, 2000, and warrants to purchase 126,895 shares of Common Stock at an exercise price of $0.01 per share exercisable until December 31, 2005, all of which warrants are presently exercisable.

 (4) Calculated based upon 7,777,456 shares of Common Stock issued and outstanding.

 (5) Includes 593,538 shares of Common Stock owned by Sutter Health and 18,069 shares of Common Stock beneficially owned by Sutter Health Venture Partners L.P. ("Sutter Partners"), an affiliate of Sutter Health.

 (6) Address is c/o the Company, 829 West Stadium Lane, Sacramento, California 95834.

 (7) Includes 298,047 shares issuable upon the exercise of stock options exercisable within 60 days -- 264,089 shares at an exercise price of $0.07 per share, 28,125 shares at an exercise price of $4.75 and 5,833 at an exercise price of $6.13 per share. An additional 71,875 shares issuable upon exercise of stock options will become exercisable over the remaining term of the options.

 (8) Calculated based upon 5,801,437 shares of Common Stock issued and outstanding.

 (9) Address is c/o EJ Financial Enterprises, 225 E. Deer Path Road, Suite 250, Lake Forest, Illinois 60045.

(10) Represents shares of Common Stock owned by EJ Financial Investments V, L.P., a limited partnership of which Mr. Kapoor is the managing general partner. Mr. Kapoor disclaims beneficial ownership of such shares.

(11) Address is 200 Business Park Drive, Armonk, New York 10504.

(12) Includes 20,000 shares of Common Stock owned by Dr. McGroddy, 1,000 shares of Common Stock beneficially owned by his daughter, and 12,824 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days -- 8,907 shares at an exercise price of $5.00 per share, 417 shares at an exercise price of $5.625 and 3,500 shares at an exercise price of $3.9375. An additional 20,842 shares issuable upon exercise of stock options will become exercisable over the remaining term of the options at exercise prices ranging from $5.00 to $5.625.

(13) Address is 7840 East Lake Carlos Drive N.E., Carlos, Minnesota 56319.

(14) Represents shares issuable upon exercise of stock options exercisable within 60 days -- 676 shares at an exercise price of $2.07 per share, 1,094 shares at an exercise price of $5.00 per share, 1,666 shares at an exercise price of $5.625 per share, and 3,500 shares at an exercise price of $3.9375 per share. An additional 4,434 shares issuable upon exercise of stock options will become exercisable over the remaining term of the options at exercise prices ranging from $2.07 to $5.625 per share.

(15) Address is c/o Blue Cross/Blue Shield Association, 225 North Michigan, 9th Floor, Chicago, Illinois 60601-7680.

(16) Represents shares of issuable upon exercise of options exercisable within 60 days -- 875 shares at an exercise price of $5.625 per share and 3,500 shares at an exercise price of $3.9375. An additional 2,625 shares issuable upon exercise of stock options will become exercisable over the remaining term of the options at an exercise price of $5.625 per share.

(17) Address is c/o Sterling Diagnostic Imaging, Inc., 10 South Academy Street, Greenville, South Carolina 29602.

(18) Represents shares issuable upon exercise of options exercisable within 60 days at an exercise price of $0.07 per share.

(19) Calculated on the basis of 5,592,028 shares issued and outstanding.

(20) Includes 298,432 shares issuable upon exercise of options exercisable within 60 days at exercise prices ranging from $0.07 to $5.625 per share. Does not include shares beneficially owned by Mr. Tomczak, who is no longer employed by the Company.

(21) Calculated based upon 5,829,947 shares of Common Stock issued and outstanding.

                   ACTIONS TO BE TAKEN AT THE ANNUAL MEETING

PROPOSAL 1.  ELECTION OF DIRECTORS

     The Directors to be elected at the Annual Meeting will serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. Proxies not marked to the contrary will be voted "FOR" the election to the Board of Directors of the following six persons, all of whom are incumbent Directors.

     Set forth below is certain information as of March 18, 1998 concerning each nominee for Director, including his age, present principal occupation and business experience during the past five years and the period he has served as a director.

                                                                                    DIRECTOR
       NAME          AGE        PRINCIPAL OCCUPATION AND RELATED INFORMATION         SINCE
       ----          ---   -------------------------------------------------------  --------
Ramesh C.
  Trivedi..........  58    Chief Executive Officer of the Company since November    November
                           1995; consultant to the Company from February 1995       1995
                           until November 1995; Principal of California Biomedical
                           Consultants (an international consulting firm) since
                           1987; President and Chief Executive Officer of DigiRad
                           Corporation (a medical imaging company) from 1985 to
                           1986.
James C.
  McGroddy.........  60    Chairman of the Board of Directors of the Company since  November
                           November 1995; Senior Vice President and Special         1995
                           Advisor to the Chairman of IBM from January 1996
                           through December 1996; Senior Vice President of
                           Research of IBM from May 1989 to December 1995.
John N. Kapoor.....  53    President of EJ Financial Enterprises, Inc. (a           December
                           healthcare consulting and investment company); Chairman  1995 of Option Care, Inc. (a franchiser of home infusion
                           therapy businesses) since October 1990; Chairman of
                           Unimed Pharmaceuticals, Inc. (a specialty
                           pharmaceutical company) since 1990; Chief Executive
                           Officer and Chairman of Akorn, Inc. (a manufacturer and
                           distributor of ophthalmic products) since May 1996;
                           Chairman of NeoPharm, Inc. (cancer drug research and
                           development company).
Paul A.H. Pankow...  68    President of PAP Consulting (business and technical      May 1995
                           consulting firm) since March 1995, held various
                           positions with 3M Corporation, including Vice President
                           and Chief Executive Officer of its Imaging Systems
                           Division, from September 1959 to February 1995.
Gerald D.
  Knudson..........  54    Executive Vice President of Sterling Diagnostic          May 1997
                           Imaging, Inc. (manufacturer and distributor of medical
                           diagnostic imaging products) since January 1997;
                           President, Medical Systems Division of Polaroid
                           (manufacturer of medical diagnostic imaging printers
                           and film) from 1994 to 1996; Chief Executive Officer of
                           Resonex, Inc. (manufacturer of MRI systems) from 1988
                           to 1994.
Patrick G. Hays....  55    President and Chief Executive Officer of Blue Cross and  May 1997
                           Blue Shield Association (national coordinating body for
                           the United States' sixty-two community-based and
                           independent Blue Cross and Blue Shield Plans) since
                           February 1995; President and Chief Executive Officer of
                           Sutter Health (vertically integrated provider of health
                           services in northern California) from 1980 to 1995.

     On August 16, 1992, a lawsuit was filed against Dr. Kapoor in the United States District Court for the Northern District of Illinois by Fujisawa Pharmaceutical Co., Ltd. and Fujisawa USA, Inc. ("Fujisawa"). The complaint alleged that Dr. Kapoor, while President and Chief Executive Officer of Lyphomed, Inc., a company acquired by Fujisawa, violated provisions of the Federal securities laws and the Racketeer Influenced and Corrupt Organizations Act (RICO), and also asserted certain state law claims. The factual basis of the complaints alleges that Dr. Kapoor filed false applications for generic drug approvals with the FDA on behalf of Lyphomed, Inc. On July 25, 1996, the complaint was dismissed in part, and Dr. Kapoor was granted summary judgment on the remaining claims. On June 16, 1997, the Court of Appeals for the 7th Circuit reversed the District Court's order dismissing the RICO and state law claims and remanded the case to the District Court. Dr. Kapoor has filed a motion for summary judgment on the RICO and state law claims. Dr. Kapoor vigorously denies the allegations and filed a complaint against Fujisawa in Illinois state court on August 27, 1996 claiming breach of contract, defamation of character and other state law claims.

     All directors hold office until the annual meeting of stockholders of the Company following their election or until their successors are duly elected and qualified.

MEETINGS OF THE BOARD OF DIRECTORS AND INFORMATION REGARDING COMMITTEES

     The Board of Directors has two standing committees, an Audit Committee and a Compensation Committee.

     The Audit Committee is composed of Dr. Kapoor (Chairman), Mr. Hays and Mr. Pankow. The duties of the Audit Committee include recommending the engagement of independent auditors, reviewing and considering actions of management in matters relating to audit functions, reviewing with independent auditors the scope and results of its audit engagement, reviewing reports from various regulatory authorities, reviewing the system of internal controls and procedures of the Company, and reviewing the effectiveness of procedures intended to prevent violations of law and regulations. The Audit Committee held two meetings in 1997.

     The Company's Compensation Committee is composed of Dr. McGroddy (Chairman), Dr. Kapoor and Mr. Knudson. The duties of this Committee are to recommend to the Board remuneration for officers of the Company, to determine the number and issuance of options pursuant to the Company's stock option plans and to recommend the establishment of and to monitor a compensation and incentive program for all executives of the Company. The Compensation Committee held meetings in 1997.

     The Board of Directors held five meetings in 1997. All Directors other than Mr. Hays attended at least 75% of the total number of Board meetings and meetings of committees on which they served during the period they served thereon in 1997.

     The Company pays independent Directors $7,500 per annum, plus $500 for each Board of Directors meeting attended in person and $250 for each Board of Directors meeting attended by telephone. Members who serve on either the Audit or Compensation Committees are paid $300 for each meeting attended in person and $150 for each meeting attended by telephone. Committee chairmen also are paid $500 per annum. Independent Directors (other than Dr. Kapoor) also receive annually ten year non-qualified stock options to purchase 3,500 shares of the Company's Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant.

     The following table sets forth information concerning stock options granted to independent Directors since January 1, 1997.

                                              NUMBER OF SHARES UNDERLYING    EXERCISE PRICE    EXPIRATION
                    NAME                            OPTIONS GRANTED            PER SHARE          DATE
                    ----                      ---------------------------    --------------    ----------
James C. McGroddy...........................            25,000                  $  5.00         1/24/07
                                                         3,500                     5.00         1/24/07
                                                         1,666                    5.625         5/14/07
                                                         3,500                   3.9375         1/23/08
Paul A. H. Pankow...........................             3,500                     5.00         1/24/07
                                                         1,666                    5.625         5/14/07
                                                         3,500                   3.9375         1/23/08
Gerald D. Knudson...........................             3,500                    5.625         5/14/07
                                                         3,500                   3.9375         1/23/08
Patrick G. Hays.............................             3,500                    5.625         5/14/07
                                                         3,500                   3.9375         1/23/08

                     THE BOARD OF DIRECTORS RECOMMENDS THAT
                    STOCKHOLDERS VOTE "FOR" THE NOMINEES FOR
                       DIRECTOR NAMED ABOVE (PROPOSAL 1)

SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation awarded to, earned by or paid to the Company's Chief Executive Officer and each other executive officer of the Company whose salary and bonus exceeded $100,000 for the year ended December 31, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM
                                                           ANNUAL COMPENSATION          COMPENSATION
                                                     --------------------------------   ------------
                                                                           OTHER         SECURITIES
                                                                          ANNUAL         UNDERLYING
            NAME AND PRINCIPAL POSITION              YEAR   SALARY    COMPENSATION(1)     OPTIONS
            ---------------------------              ----  --------   ---------------   ------------
Ramesh C. Trivedi..................................  1997  $264,000       $50,400          20,000
Chief Executive Officer and President                1996  $264,000       $50,000         316,907
Michael J. Tomczak(2)..............................  1997  $ 88,500       $21,000          15,000
Vice President and Chief Financial Officer           1996  $112,060       $30,000          30,415

---------------
(1) Represents cash incentive bonus

(2) Mr. Tomczak resigned from his positions with the Company and ceased to be an employee of the Company effective September 30, 1997.

EMPLOYMENT AGREEMENT

     On December 8, 1995, the Company entered into an employment agreement with Dr. Ramesh C. Trivedi, the Company's Chief Executive Officer and President. The agreement is terminable at will by either party. Pursuant to the employment agreement, Dr. Trivedi is to receive an annual salary of $264,000 ($22,000 per month), plus out-of-pocket expenses. Dr. Trivedi's annual salary for 1998 has been increased to $278,400 ($23,200 per month). Dr. Trivedi's employment agreement provides for the grant of options to purchase 316,907 shares of the Company's Common Stock, at an exercise price of $0.07 per share, which were granted in February 1996. Upon termination by the Company, other than for cause (as defined in the employment agreement), Dr. Trivedi is entitled to receive his monthly salary for a period of nine months following the date of termination and consulting fees (at his then prevailing consulting rate) for three months of consulting services to be rendered during the 12 months following such termination.

STOCK OPTIONS

     The following table contains information concerning the grant of stock options under the Company's Amended 1995 Stock Option Plan to Dr. Trivedi and Mr. Tomczak (collectively, the "Named Executive Officers") during the fiscal year ended December 31, 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR
                              (INDIVIDUAL GRANTS)

                                                                      PERCENT OF
                                                        NUMBER OF       TOTAL
                                                          SHARES       OPTIONS
                                                        UNDERLYING    GRANTED TO    EXERCISE
                                                         OPTIONS     EMPLOYEES IN   PRICE PER   EXPIRATION
                         NAME                           GRANTED(1)   FISCAL YEAR    SHARE(2)       DATE
                         ----                           ----------   ------------   ---------   ----------
Ramesh C. Trivedi.....................................    20,000        5.67%         $6.13      3/12/07
Michael J. Tomczak....................................    15,000        4.25%          6.13      3/12/07

---------------
(1) Stock options are granted at the discretion of the Compensation Committee of the Company's Board of Directors. Stock options have a 10-year term and vest periodically over a period not to exceed five years.

(2) The Compensation Committee of the Company's Board of Directors may elect to reduce the exercise price of any option to the current fair market value of the Common Stock if the value of the Common Stock has declined from the date of grant.

     The following table summarizes for each of the Named Executive Officers the total number of unexercised options, if any, held at December 31, 1997, and the aggregate dollar value of in-the-money, unexercised options, held at December 31, 1997. The value of the unexercised, in-the-money options at December 31, 1997, is the difference between their exercise or base price and the value of the underlying Common Stock on December 31, 1997. The closing sale price of the Common Stock on The Nasdaq SmallCap Market on December 31, 1997 was $4.00 per share.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY END OPTION VALUES

                                          SHARES ACQUIRED        NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                           UPON EXERCISE              UNDERLYING                   IN-THE-MONEY
                                            OF OPTIONS            UNEXERCISED OPTIONS               OPTIONS AT
                                        DURING FISCAL 1997       AT DECEMBER 31, 1997            DECEMBER 31, 1997
                                        -------------------   ---------------------------   ---------------------------
                                                    VALUE
                 NAME                   NUMBER    REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                 ----                   -------   ---------   -----------   -------------   -----------   -------------
Ramesh C. Trivedi.....................   None       None        234,746        102,161       $922,552(1)    $322,893(2)
Michael J. Tomczak....................   None       None         80,531            748       $316,487(3)       2,940(4)

---------------
(1) Represents value of options to purchase 234,746 shares at an exercise price of $0.07 per share.

(2) Represents value of options to purchase 82,161 shares at an exercise price of $0.07 per share.

(3) Represents value of options to purchase 80,531 shares at an exercise price of $0.07 per share.

(4) Represents value of options to purchase 748 shares at an exercise price of $0.07 per share.

PROPOSAL 2.  APPROVAL OF THE COMPANY'S 1998 STOCK OPTION PLAN

     The Board of Directors of the Company, subject to stockholder approval, has adopted the Company's 1998 Stock Option Plan (the "1998 Plan"), which authorizes the grant of options to purchase an aggregate of 850,000 shares of Common Stock.

     The Board of Directors has deemed it in the best interest of the Company to establish the 1998 Plan so as to provide employees and other persons involved in the continuing development and success of the Company and its subsidiaries an opportunity to acquire a proprietary interest in the Company by means of grants of options to purchase Common Stock. The 1998 Plan authorizes additional options for grant to eligible participants since only options to purchase 50,394 shares remain available for grant under the Company's Amended 1995 Stock Option Plan (the "1995 Plan"). It is the opinion of the Board of Directors that by providing the Company's employees and other individuals contributing to the Company and its subsidiaries the opportunity to acquire an equity investment in the Company, the 1998 Plan will maintain and strengthen their desire to remain with the Company, stimulate their efforts on the Company's behalf, and also attract other qualified personnel to provide services on behalf of the Company.

     As of March 6, 1998, options to purchase 145,000 shares of Common Stock had been granted or allocated under the 1998 Plan, including options to purchase 107,000 shares of Common Stock granted to three Directors, including options to purchase 100,000 shares at an exercise price of $4.75 per share granted to Dr. Trivedi, the Chief Executive Officer and President of the Company. As of that date, no options had been granted or allocated to or any other executive officer of the Company pursuant to the 1998 Plan.

     The following statements summarize certain provisions of the 1998 Plan. All statements are qualified in their entirety by reference to the text of the 1998 Plan, copies of which are available for examination at the Securities and Exchange Commission and at the principal office of the Company, 829 West Stadium Lane, Sacramento, California.

     The 1998 Plan allows the Company to grant incentive stock options ("ISOs"), as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), Non-Qualified Stock Options ("NQSOs") not intended to qualify under Section 422(b) of the Code and Stock Appreciation Rights ("SARs"). ISO's, NQSO's and SAR's may be collectively referred to as "Options." The vesting of one or more options granted hereunder may be based on the attainment of specified performance goals of the participant or the performance of the Company, one or more subsidiaries, parent and/or division of one or more of the above. The 1998 Plan is intended to provide the employees, directors, independent contractors and consultants of the Company with an added incentive to commence or continue their services to the Company and to induce them to exert their maximum efforts toward the Company's success. The Board of Directors has deemed it in the best interest of the Company to establish the 1998 Plan so as to provide employees and the other persons listed above the opportunity to acquire a proprietary interest in the Company by means of grants of options to purchase Common Stock. The 1998 Plan is not subject to ERISA.

ELIGIBILITY FOR PARTICIPATION

     Under the 1998 Plan, ISOs or ISOs in tandem with SARs, which are subject to the requirements set forth in Temp. Reg. Section 14a.422A-1, A-39 (a)-(e), may be granted, from time to time, to employees of the Company, including officers, but excluding directors who are not otherwise employees of the Company. NQSOs and SARs may be granted from time to time, under the 1998 Plan, to employees of the Company, officers, directors, independent contractors, consultants and other individuals who are not employees of, but are involved in the continuing development and success of the Company persons entitled to receive ISOs, NQSOs, and/or SARs are hereinafter referred to as "Participants" and the persons receiving same are Optionees. ISOs and ISOs in tandem with SARs may not be granted under the 1998 Plan to any person for whom shares first become exercisable under the 1998 Plan or any other stock option plan of the Company in any calendar year having an aggregate fair market value (measured at the respective time of grant of such options) in excess of $100,000. Any grant in excess of such amount shall be deemed a grant of a NQSO. To date, the Company has approximately 60 employees (three of whom are also Officers) who are eligible for grants of one or more types of Options under the 1998 Plan. The Company cannot presently compute the number of non-employees who may be entitled to NQSOs. Pursuant to the terms of the Plan, the maximum number of options which can be granted to a Participant under the Plan is 212,500.

ADMINISTRATION

     The 1998 Plan is to be administered by the Board of Directors of the Company and/or by a stock option or compensation committee (the administrator of the 1998 Plan whether the Board of Directors itself or a committee thereof is hereinafter referred to as the "Committee" unless the context otherwise requires) which shall be comprised solely of at least two "outside directors" (as such term is defined under Section 162(m) of the Code). The Committee will have the authority, in its discretion, to determine the persons to whom Options shall be granted, the character of such Options and the number of shares of Common Stock to be subject to each Option. The Board of Directors may administer the 1998 Plan; provided, however, that in the event a Committee has been appointed, the Committee will administer the 1998 Plan with respect to employees included within the term "covered employee" under Section 162(m) of the Code.

TERMS OF OPTIONS

     The terms of Options granted under the 1998 Plan are to be determined by the Board of Directors or the Committee. Each Option is to be evidenced by a stock option agreement between the Company and the person to whom such option is granted, and is subject to the following additional terms and conditions:

          (a) Exercise of the Option: The Committee will determine the time periods during which Options granted under the 1998 Plan may be exercised. An Option must be granted within ten (10) years from the date the 1998 Plan was adopted or the date the 1998 Plan is approved by the stockholders of the Company, whichever is earlier. Options will be exercisable in whole or in part at any time during the period but will not have an expiration date later than ten (10) years from the date of grant. Unless otherwise provided in any option agreement issued under the 1998 Plan, any Option granted under the 1998 Plan may be exercisable in whole or in part at any time during the exercise period and except for performance based options, must become fully exercisable within five years from the date of its grant, and not less than 20% of the Option shall become exercisable on an aggregate basis by the end of any of the first five years of the Option. The Committee may, in its sole discretion, accelerate any such vesting period after the grant thereof. Notwithstanding the above, ISOs or SARs granted in tandem with ISOs, granted to holders owning directly or through attribution more than 10% of the Company's Common Stock are subject to the additional restriction that the expiration date shall not be later than five (5) years from the date of grant. An Option is exercised by giving written notice of exercise to the Company specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price to the Company in cash or certified check, or if permitted by the instrument of grant, with respect to an ISO, or at the discretion of the Committee with respect to NQSOs, by delivery of Common Stock or surrender of options having a fair market value equal to the Option Price, by delivery of an interest bearing promissory note having an original principal balance equal to the Option Price and an interest rate not below the rate which would result in imputed interest under the Code or by a combination of cash, shares of Common Stock, surrender of options and promissory notes. Furthermore, at the discretion of the Committee, the Participant may have the Company withhold from the Common Stock to be issued upon exercise of the Option that number of shares having a fair market value equal to the exercise price and/or the withholding amount due.

          (b) Option Price: The option price of an NQSO or an SAR granted in tandem with an NQSO granted pursuant to the 1998 Plan will be determined in the sole discretion of the Committee, but in no event shall be less than 85% of the fair market value of the Common Stock underlying the option on the date of grant. The option price of an ISO or SAR granted in tandem with an ISO pursuant to the 1998 Plan shall not be less than the fair market value of the Common Stock underlying the option at the date of grant. Such fair market value shall be determined by the Committee and, if the Common Stock is listed on a national securities exchange or quoted on The Nasdaq Stock Market, Inc. ("Nasdaq"), the fair market value shall be the closing price of the Common Stock on such exchange or Nasdaq, or if closing prices are not available or the Common Stock is quoted on the National Association of Securities Dealers, Inc. ("NASD") OTC Bulletin Board ("OTC Bulletin Board") or otherwise in the over-the-counter market, the mean of the closing bid and asked prices of the Common Stock, as reported by Nasdaq, the NASD, the OTC Bulletin Board or the National Quotation Bureau, Inc., as the case may be, on such date, or if there is no closing price or bid or asked price on that day, the closing price or mean of the closing bid and asked prices on the most recent day preceding the day on which the Option is granted for which such prices are available.. ISOs or SARs granted in tandem with ISOs, granted to holders owning directly or through attribution, more than 10% of the Company's Common Stock are subject to the additional restriction that the option price must be at least 110% of the fair market value of the Company's Common Stock on the date of grant.

          (c) Termination of Employment or Consulting Agreement; Death;
     Disability: Except as provided in the 1998 Plan, or otherwise extended by the Committee in its sole discretion, subject to the last paragraph of this subparagraph (c), upon the voluntary termination of employment with the Company, or, in the case of a consultant, termination of the consulting relationship prior to the termination of the term thereof a holder of an Option under the 1998 Plan may exercise such Option to the extent such Option was exercisable as of the date of termination or at any time within thirty (30) days after the date of such termination. Except as provided herein, or otherwise determined by the Board of Directors or the Committee in its sole discretion, if such employment or consulting relationship shall terminate for any reason other than death, voluntary termination by the employee or for cause, then such Options may be exercised at anytime within three (3) months after such termination. Notwithstanding the above, unless otherwise determined by the Committee in its sole discretion, any Options granted under the 1998 Plan shall immediately terminate in the event the Optionee is terminated as a result of the Optionee having not adequately performed the services for which the Optionee was hired.

          Unless extended by the Committee, if the holder of an Option granted under the 1998 Plan dies (i) while employed by the Company or a subsidiary or parent corporation or (ii) within three (3) months after the termination of such holder's employment, such option may be exercised at any time determined by the Committee, but in no event less than six months of death by a legatee or legatees of such option under such individual's last will or by such individual's estate, to the extent such option was exercisable as of the date of death or date of termination of employment, whichever date is earlier.

          If the holder of an Option under the 1998 Plan becomes disabled within the definition of Section 22(e)(3) of the Code while employed by the Company or a subsidiary or parent corporation, such Option may be exercised at any time within six months less one day after such holder's termination of employment due to the disability.

          An Option may not be exercised except to the extent that the holder was entitled to exercise the option at the time of termination of employment or death unless otherwise extended by the Committee in its sole discretion, and in any event it may not be exercised after the original expiration date of the Option.

          (d) Nontransferability of Options; No Liens: ISOs and SARs granted in tandem with ISOs shall be nontransferable and nonassignable except by will or the laws of intestacy, and any ISO or SAR in tandem with an ISO is exercisable during the lifetime of the Optionee only by the Optionee, or in the event of his or her death, by a person who acquires the right to exercise the Option by bequest or inheritance or by reason of the death of the Optionee. The Board or its Committee has the right to grant options other than ISO's or SAR's in tandem with ISO's which may or may not include the right to transfer or assign same.

     The option agreement may contain such other terms, provisions and conditions not inconsistent with the 1998 Plan as may be determined by the Committee.

TERMINATION; MODIFICATION AND AMENDMENT

     The 1998 Plan (but not options previously granted under the 1998 Plan) shall terminate ten years from the earlier of the date of its adoption by the Board of Directors or the date the 1998 Plan is approved by the stockholders of the Company. No Option will be granted after termination of the 1998 Plan.

     The Board of Directors of the Company may terminate the 1998 Plan at any time prior to its expiration date, or from time to time make such modifications or amendments of the 1998 Plan, as it deems advisable. However, the Board of Directors may not, without the approval of a majority of the then shares of the capital stock of the Company present in person or by proxy at an Annual or Special Meeting of Stockholders and voting thereon, except under conditions described under "Adjustments Upon Changes in Capitalization," increase the maximum number of shares as to which options may be granted under the 1998 Plan or materially change the standards of eligibility under the 1998 Plan.

     No termination, modification or amendment of the 1998 Plan may adversely affect the terms of any outstanding Options without the consent of the holders of such Options.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     In the event that the number of outstanding shares of Common Stock of the Company is changed by reason of recapitalization, reclassification, stock split, stock dividend, combination, exchange of shares, or the like, the Board of Directors of the Company will make an appropriate adjustment in the aggregate number of shares of Common Stock available under the 1998 Plan, in the number of shares of Common Stock reserved for issuance upon the exercise of then outstanding Options and in the exercise prices of such Options. Any adjustment in the number of shares will apply proportionately only to the unexercised portion of Options granted under the 1998 Plan. Fractions of shares resulting from any such adjustment shall be revised to the next higher whole number of shares.

     In the event of the proposed dissolution or liquidation of substantially all of the assets of the Company, all outstanding Options will automatically terminate, unless otherwise provided by the Board of Directors.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is only a summary of the principal federal income tax consequences of the Options granted under the 1998 Plan and is based on existing federal law, which is subject to change, in some cases retroactively. This discussion is also qualified by the particular circumstances of individual optionees, which may substantially alter or modify the federal income tax consequences discussed below. Accordingly, optionees should consult their own tax advisors.

     Generally, under present law, when an option qualifies as an ISO under
Section 422 of the Code (i) an employee will not realize taxable income either upon the grant or the exercise of the option, (ii) the amount by which the fair market value of the shares acquired by the exercise of the option at the time of exercise exceeds the option price is included in alternative minimum taxable income for purposes of determining the employee's alternative minimum tax, (iii) any gain or loss (the difference between the net proceeds received upon the disposition of the shares and the option price paid therefor) upon a qualifying disposition of the shares acquired by the exercise of the option will be treated as capital gain or loss if the stock qualifies as a capital asset in the hands of the employee, and (iv) no deduction will be allowed to the Company for federal income tax purposes in connection with the grant or exercise of an incentive stock option or a qualifying disposition of the shares. A disposition by an employee of shares acquired upon exercise of an ISO will constitute a qualifying disposition if it occurs after the holder's death or more than two years after the grant of the option and one year after the issuance of the shares to the employee. If such shares are disposed of by the employee before the expiration of those time limits, the transfer would be a "disqualifying disposition" and the employee, in general, will recognize ordinary income (and the Company will receive an equivalent deduction) equal to the lesser of (i) the aggregate fair market value of the shares as of the date of exercise less the option price or (ii) the amount realized on the disqualifying disposition less the option price. Ordinary income from a disqualifying disposition will constitute compensation for which withholding may be required under federal and state law. Currently under the Code, the maximum rate of tax on ordinary income is greater than the rate of tax on long-term capital gains.

     The holding period for shares of stock received upon the exercise of an ISO commences on the date of exercise of the grant. Under present Federal income tax law, in the event that such shares are sold after two (2) years from the date of the grant and between twelve (12) and within eighteen (18) months of the exercise of the grant, the Federal capital gains tax will be at the rate of 28%. In the event such shares are sold after two years from the date of the grant, and eighteen months or more from the date of exercise of the grant, the Federal capital gains tax will be at the rate of 20%. To the extent that an optionee recognizes a capital loss, such loss may currently generally offset capital gains and $3,000 of ordinary income. Any excess capital loss is carried forward indefinitely.

     In the case of a non-qualified stock option granted under the 1998 Plan, no income generally is recognized by the optionee at the time of the grant of the option assuming such non-qualified stock option does not have a readily ascertainable fair market value. The optionee generally will recognize ordinary income when the non-qualified stock option is exercised equal to the aggregate fair market value of the shares acquired less the option price. Ordinary income from non-qualified stock options will constitute compensation for which withholding may be required under federal and state law, and the Company will receive an equivalent deduction, subject to the limitations of Section 162(m) of the Code which limits the amount a publicly held corporation may deduct with respect to remuneration generally paid to an executive officer of the Corporation to $1,000,000. Income recognized by such executive officer on the exercise of a NQSO or SAR would be deemed remuneration. However, there are certain requirements which, if met, will allow income from the exercise of a NQSO or SAR to be excluded from remuneration for such purposes. Even though the Company and the 1998 Plan satisfy such requirements, no assurance can be given that they will be met in the future.

     Shares acquired upon exercise of non-qualified stock options will have a tax basis equal to their fair market value on the exercise date or other relevant date on which ordinary income is recognized and the holding period for the shares generally will begin on the date of the exercise or such other relevant date. Upon subsequent disposition of the shares, the optionee will recognize capital gain or loss if the stock is a capital asset in his hands. Provided the shares are held by the optionee for more than one year prior to disposition, such gain or loss will be long-term capital gain or loss. As set forth above, the maximum rate of tax on ordinary income is currently greater than the rate of tax on long-term capital gains. To the extent an optionee recognizes a capital loss, such loss may currently generally offset capital gains and $3,000 of ordinary income. Any excess capital loss is carried forward indefinitely.

     The grant of an SAR is generally not a taxable event for the optionee. Upon the exercise of an SAR the optionee will recognize ordinary income in an amount equal to the amount of cash and with respect to SARs granted in tandem with NQSOs, the fair market value of any shares of Common Stock received upon such exercise, and the Company will be entitled to a deduction equal to the same amount. However, if the sale of any shares received would be subject to Section 16(b) of the Securities Exchange Act of 1934, ordinary income attributable to such shares received will be recognized on the date such sale would not give rise to a Section 16(b) action, valued at the fair market value at such later time, unless the optionee has made a Section 83(b) election within 30 days after the date of exercise to recognize ordinary income as of the date of exercise based on the fair market value at the date of exercise.

     The foregoing discussion is only a brief summary of the applicable federal income tax laws as in effect on this date and should not be relied upon as being a complete statement. The federal tax laws are complex, and they are subject to legislative changes and new or revised judicial or administrative interpretations at any time. In addition to the federal income tax consequences described herein, an optionee may also be subject to state and/or local income tax consequences in the jurisdiction in which the grantee works and/or resides.

OTHER STOCK OPTION PLANS

     The 1995 Plan authorizes the Company to grant stock purchase rights and/or options to acquire an aggregate of 1,249,070 shares of Common Stock to directors, employees (including officers) and consultants of the Company ("Plan participants"). The Company has outstanding options to purchase an aggregate of 1,129,095 shares granted pursuant to the 1995 Plan and options to purchase an aggregate of 5,408 shares granted pursuant to the Company's 1991 Stock Option Plan, which was terminated in December 1995. Options to purchase an aggregate of 27,894 shares of Common Stock granted pursuant to the 1995 Plan have been exercised and options to purchase an aggregate of 50,394 shares of Common Stock remain available for grant under the 1995 Plan. No stock purchase rights have been granted pursuant to the 1995 Plan.

     In February 1996, the Compensation Committee of the Board of Directors authorized the grant of options to purchase an aggregate of 242,746 shares of Common Stock, at an exercise price of $0.07 per share, to certain officers, directors and employees of the Company pursuant to the 1995 Plan. These options were issued in replacement of options previously granted pursuant to the Company's 1991 Stock Option Plan, with exercise prices ranging from $3.33 to $7.84 per share, surrendered for cancellation.

     The affirmative vote of a majority of the outstanding shares of Common Stock of the Company present in person or by proxy at the Annual Meeting and voting on the 1998 Plan is required for approval of the 1998 Plan.

            THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
                   VOTE "FOR" THE APPROVAL OF THE ADOPTION OF
                    THE 1998 STOCK OPTION PLAN (PROPOSAL 2)

PROPOSAL 3.  APPROVAL OF THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN

     The Board of Directors of the Company, subject to stockholder approval, has adopted the Company's Employee Stock Purchase Plan (the "Purchase Plan"). The Purchase Plan provides all eligible employees an opportunity to acquire a proprietary interest in the Company on a payroll deduction or other compensation basis at a discount. The Purchase Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Code. The Purchase Plan covers an aggregate 300,000 shares of the Company's Common Stock.

     The following statements summarize certain provisions of the Purchase Plan. All statements are qualified in their entirety by reference to the text of the Plan, copies of which are available for examination at the Securities and Exchange Commission and at the principal office of the Company, 829 West Stadium Lane, Sacramento, California.

     The Purchase Plan provides that all employees (including officers and Directors who are also employees) who have been in the employ of the Company and/or corporations in which the Company owns 50% or more of the voting shares thereof (the term "Company" for purposes of this summary shall hereinafter be deemed to include all of such subsidiaries of the Company) for six months or more and who customarily work more than 20 hours per week and more than five months per calendar year are eligible to participate in the Plan. The Purchase Plan authorizes the Committee, as defined below, to grant options to purchase Common Stock to eligible employees pursuant to one or more offerings to be made under the Purchase Plan, to determine the number of offerings and the terms and conditions thereof. Unless the Committee decides otherwise, the Purchase Plan will be implemented by up to 20 consecutive six-month offerings, with the first offering being from the date the Purchase Plan becomes effective through the next June 30th or December 31st, whichever is earlier. Thereafter, offerings will commence on each subsequent January 1 or July 1 and terminate 6 months thereafter until the Purchase Plan is terminated or no additional shares of Common Stock are available for purchase under the Plan.

     The Committee may exclude the employees of any specific subsidiary from any offering under the Purchase Plan. In addition, no option may be granted to an employee who, immediately after the option is granted, owns five percent or more of the value or voting power of all classes of stock of the Company or its parent, if any, or subsidiary corporations, taking into account certain attributable rules. Furthermore, no eligible employee may be granted an option which permits him the right to purchase stock under all employee stock purchase plans of the Company, parent or subsidiary which accrues at a rate that exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for any one calendar year.

     Prior to any offering made under the Purchase Plan, the Company will grant to each eligible employee the right to become a participant in the Purchase Plan.

     Participants in the Purchase Plan will have deducted from their base weekly salaries, a percentage or stated amount thereof to be applied toward the purchase of shares of Common Stock of the Company. Each eligible participant is empowered to authorize salary or commission deductions of up to a maximum of 15% of the employee's weekly base pay and any bonus or similar compensation. On the date on which a particular offering begins, participants will automatically be granted, subject to certain limitations set forth in the Purchase Plan, an option to purchase the number of full shares of Common Stock which his accumulated payroll deductions will purchase as of the date such offering terminates. The option price will be based upon a price equal to 85% of the lesser of the closing price of the Common Stock at the date the respective offering commences or terminates. These options, to the extent remaining outstanding, will be automatically exercised as of the date on which a particular offering terminates. As such, the Company will be deemed to be contributing 15% (85% of the purchase price of the Common Stock is to be borne by the participants) of the employee's contributions toward the purchase of such shares. Furthermore, the Company shall bear all administrative and commission costs in connection with the acquisition of the Common Stock and reasonable administrative costs, other than commissions, from a sale of the Common Stock or transfer to a participant.

     The Purchase Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974.

PAYROLL DEDUCTION

     Provisions are included in the Purchase Plan for termination of participation, increase or reduction of payroll deductions, the effect of death or termination of employment and the use of dividends to purchase additional shares (which purchase is also at the discounted price). Participants shall bear the cost of sales commissions on the sale of the Common Stock as well as administrative costs associated with a sale or transfer of Common Stock at a time different from the prearranged dates set by the Company.

ADMINISTRATION

     The Purchase Plan is to be administered by a committee (the "Committee") of not less than three members appointed by the Board of Directors of the Company. Each member of the Committee shall be either a Director, an officer, or an employee of the Company. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive. Members of the Committee will receive no compensation for their services in connection with the administration of the Purchase Plan. The Company has engaged American Stock Transfer & Trust Company to establish payroll deduction accounts and investment accounts for each participant. American Stock Transfer & Trust Company will be responsible, subject to supervision by the committee, to acquire the Common Stock, allocate the same among the Purchase Plan's participants, and distribute or sell the same as directed from time to time.

     The Purchase Plan may be terminated at any time by the Board of Directors.

ADJUSTMENT IN CASE OF CHANGES AFFECTING THE COMPANY'S STOCK

     Appropriate adjustments in the maximum number of shares which shall be made available for sale under the Purchase Plan shall be made to give effect to any mergers, consolidations, acquisitions, stock splits, stock dividends, or other relevant changes in the capitalization occurring after the effective date of the Purchase Plan. Shares held in an employee's investment account are deemed owned by such employee and the above changes in the shares of the Company's Stock shall affect him in the same manner as such changes affect any other stockholder of the Company.

FEDERAL INCOME TAX CONSIDERATION

     Under Section 423(a) of the Code, the transfer of a share of stock to an employee pursuant to the Purchase Plan will be entitled to the benefits of
Section 421(a) of the Code. Under that Section, an employee will not be required to recognize income at the time the option is granted or at the time the option is exercised. If, as currently contemplated by the Purchase Plan, the option price applicable to any offering made under the Purchase Plan is less than the fair market value of the Common Stock on the date of grant, then, provided the holding periods described below are met, upon the disposition of the shares of Common Stock by the employee (or in the event of the death of the employee while owning such Common Stock whether or not the holding period requirements are met), the employee will recognize compensation income (taxed as ordinary income) in an amount equal to the lesser of (i) the excess of the fair market value of the Common Stock at the time of such disposition or death over the amount paid for the Common Stock (i.e., the option price); or (ii) the excess of the fair market value of the Common Stock on the date the option is granted over the option price (determined as of the date the option is granted). The amount recognized as ordinary compensation income will increase the employee's basis in such shares. Any additional gain or any loss resulting from the disposition will be taxed as long-term capital gain or loss. The Company will not be entitled to any deduction with respect to the Purchase Plan, except in connection with a disqualifying disposition as discussed below.

     In order for an employee to receive the favorable tax treatment provided in
Section 421(a) of the Code, Section 423(a) requires that the employee make no disposition of the Common Stock within two years from the date the option was granted nor within one year from the date the option was exercised and the Common Stock transferred to him. If an employee disposes of Common Stock acquired pursuant to the Purchase Plan before the expiration of these holding period requirements, the employee will recognize, at the time of the disposition, ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock on the date the Common Stock was purchased (i.e., the date the option was exercised) over the option price. The amount recognized as ordinary compensation income will increase the employee's tax basis in such shares. Any gain or loss resulting from the disposition (i.e., the difference between the amount received by the employee and the employee's basis in the transferred shares) will be taxed as capital gain or loss. At the time of the disposition, the Company would be allowed a deduction equal to the amount included in the employee's income as ordinary compensation income.

     The affirmative vote of a majority of the outstanding shares of Common Stock of the Company present in person or by proxy at the Annual Meeting and voting on the Purchase Plan is required for approval of the Purchase Plan.

            THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
                 VOTE "FOR" THE APPROVAL OF THE ADOPTION OF THE
                   EMPLOYEE STOCK PURCHASE PLAN (PROPOSAL 3)

PROPOSAL 4.  AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION
             ELIMINATING THE SERIES D PREFERRED STOCK

     The Board of Directors has adopted, subject to stockholder approval, an amendment to the Company's Restated Certificate of Incorporation eliminating the Company's Series D Preferred Stock.

     The Company's Restated Certificate of Incorporation authorizes the issuance of 5,750,000 shares of Series D Preferred Stock. Shares of Series D Preferred Stock were issued in connection with a recapitalization of the Company in 1995. See "Other Matters -- Certain Transactions." All outstanding shares of Series D Preferred Stock were automatically converted into Common Stock upon consummation of the Company's initial public offering in November 1996 and the outstanding warrants to purchase Series D Preferred Stock were amended in November 1997 to provide for the issuance of Common Stock upon the exercise thereof. Accordingly, no shares of Series D Preferred Stock are outstanding or issuable upon exercise or conversion of any of the Company's outstanding securities.

     The proposed amendment does not alter the right of the Board of Directors, pursuant to the Restated Certificate of Incorporation, to issue, without further stockholder approval, up to 1,000,000 shares of "blank check" preferred stock, with such designations, rights and preferences as it may determine from time to time in accordance with the applicable provisions of the General Corporation Law of the State of Delaware.

     The affirmative vote of a majority of the outstanding shares of Common Stock is required for the approval of the amendment to the Restated Certificate of Incorporation eliminating the Series D Preferred Stock.

              THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
      VOTE "FOR" THE ADOPTION OF THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION ELIMINATING THE SERIES D PREFERRED STOCK (PROPOSAL 4)

PROPOSAL 5.  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed Ernst & Young LLP, independent auditors, to continue as the Company's auditors and to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1998. Ernst & Young LLP has audited the Company's financial statements since the fiscal year ended December 31, 1991. They have no financial interest, either direct or indirect, in the Company. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting to respond to appropriate questions from stockholders and to make a statement if they desire to do so.

                   THE BOARD OF DIRECTORS RECOMMENDS THAT THE
            STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF APPOINTMENT
                      OF INDEPENDENT AUDITORS (PROPOSAL 5)

                                 OTHER MATTERS

     The Board of Directors is not aware of any business to be presented at the Annual Meeting except the matters set forth in the Notice of Annual Meeting and described in this Proxy Statement. Unless otherwise directed, all shares represented by Board of Directors' proxies will be voted in favor of the proposals of the Board of Directors described in this Proxy Statement. If any other matters come before the Annual Meeting, the persons named in the accompanying Proxy will vote on those matters according to their best judgment.

EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

     The names, ages and business backgrounds of the executive officers and other significant employees of the Company who are not nominees for Director are as follows:

     MARK W. WINN, 47, has been Chief Financial Officer and Secretary of the Company since September 1997. Mr. Winn served as the Senior Vice President and Chief Financial Officer of Research Medical, Inc. (a manufacturer and developer of specialty cardiovascular and pharmaceutical products) from November 1991 to August 1997. Mr. Winn was the Vice President and Chief Financial Officer of Gory Associated Industries (a South Florida building products manufacturer) from 1984 to 1991.

     LELAND WITHERSPOON, 45, has been Vice President, Engineering since April 1997. Mr. Witherspoon was Director Product Research and Development for Sorin Biomedicals, Inc. (a developer and manufacturer of cardiopulmonary and cardiovascular products) from February 1992 to April 1997. He was Manager of Research and Development for Pfizer/Shiley (a developer and manufacturer of cardiopulmonary and cardiovascular equipment and disposables) from February 1992 to April 1997. Mr. Witherspoon held various technical and management positions with Xerox Medical Systems (a manufacturer and developer of diagnostic medical electronic and mechanical systems) from March 1979 to October 1990.

     PETER KAZANZIDES, PH.D., 35, a co-founder of the Company, has been an employee of the Company since November 1990 and Director of Robotics and Software of the Company since December 1995. He received Sc.B., Sc.M., and Ph.D. degrees in electrical engineering from Brown University in 1983, 1985, and 1988, respectively. His dissertation focused on force control and multiprocessor systems for robotics. He performed post-doctoral research in surgical robotics from March 1989 to March 1990 at the IBM T.J. Watson Research Center.

     BRENT D. MITTELSTADT, 38, a co-founder of the Company, has been an employee of the Company since November 1990 and Director of Surgical Applications of the Company since December 1995. He began research in surgical robotics in 1986 as a visiting research scientist at the IBM T.J. Watson Research Center and is responsible for much of the early development of CT guided robotic systems for total hip replacement surgery.

     HANS WEYENSCHENK, 47, has been Director of Marketing, Orthopaedics, of the Company since February 1997. Prior thereto, he was employed by Vitatron Medical, Inc., a wholly-owned subsidiary of Medtronics (a manufacturer of cardiac products), as Director of Marketing, Communications and Services from 1996 to February 1997 and Director of International Sales from 1987 to 1995.

     JEROME LEBON, 42, has been Director of Marketing, Neurosurgery of the Company since September 5, 1997. He was Executive Vice President of International Sales of Innovative Medical Machines International, S.A. (a manufacturer and distributor of neurosurgical products), which the Company acquired in September

1997, from 1996 until September 1997. He was International Vice President of Technomed International (a lithrotripsy company in France) from 1987 to 1995.

     JEFFREY A. JOHNSON, 46, has been Director of Marketing, U.S.A. of the Company since June 1997. Mr. Johnson was Marketing Manager for Sorin Biomedical, Inc. (a developer and manufacturer of cardiopulmonary and cardiovascular equipment) from 1992 to June 1997. Mr. Johnson was a Product Manager for the Ultrasound division of Philips Medical Systems, Inc. from 1984 to 1991.

     KENNETH M. SAN VINCENTE, 37, has been Director of Software Systems of the Company since July 1997. Mr. San Vincente was Software Engineering Manager for EndoSonics Corporation (a developer and manufacturer of intravascular ultrasound equipment) from 1994 to June 1997 and a project engineering manager for the Control Systems Division of Parker Hannifin Corporation from 1989 to 1993.

CERTAIN TRANSACTIONS

     Pursuant to a Series D Preferred Stock and Warrant Purchase Agreement (the "1995 Stock Purchase Agreement") dated as of December 21, 1995, the Company effected the recapitalization described below.

     The Company effected a one-for-five reverse stock split of its capital stock, and all outstanding shares of Series B and Series C Preferred Stock were converted into shares of Common Stock. Upon conversion of the Series B Preferred Stock, the Company issued 30,482 shares of Common Stock to each of Sutter Health and the Kapoor Trust, or a total of 60,964 shares. In addition, the Company issued 8,955 shares of Common Stock to each of Sutter Health and the Kapoor Trust, or a total of 17,910 shares, in exchange for the cancellation of all accumulated dividends on the Series B Preferred Stock. Upon conversion of the Series C Preferred Stock, the Company issued 89,604 shares of Common Stock to Sutter Health and 12,801 shares of Common Stock to Keystone Financial Corporation ("Keystone"), or a total of 102,405 shares. In addition, the Company issued 19,512 shares of Common Stock to Sutter Health and 3,169 shares of Common Stock to Keystone, or a total of 22,681 shares, in exchange for the cancellation of all accumulated dividends on the Series C Preferred Stock.

     As part of the recapitalization, International Business Machines ("IBM") received a warrant to purchase 126,895 shares of Common Stock, at an exercise price of $0.01 per share, which expires on December 31, 2005, in exchange for the cancellation of a promissory note payable to IBM in the principal amount of $3,000,000 and accrued interest thereon of $1,224,373. In addition, the expiration date of the warrant issued to IBM in connection with the formation of the Company was extended until December 31, 2000.

     Pursuant to the 1995 Stock Purchase Agreement, EJ Financial Investments V, L.P. ("EJ Financial") purchased 693,194 shares of Series D Preferred Stock for an aggregate purchase price of $666,667 ($0.96 per share), and IBM purchased a warrant to purchase 1,386,390 shares of Series D Preferred Stock, exercisable at any time prior to December 31, 2005, at an exercise price of $0.01 per share, for an aggregate purchase price of $1,333,333 ($0.96 per warrant). In addition, EJ Financial received an option to purchase an additional 346,597 shares of Series D Preferred Stock, on the same terms as it purchased the Series D Preferred Stock and IBM received an option to purchase warrants to purchase an additional 693,194 shares of Series D Preferred Stock, on the same terms it purchased the Series D Warrants (the options granted to EJ Financial and IBM being hereinafter referred to collectively as the "Standby Options"). On February 19, 1996, each of EJ Financial and IBM exercised its Standby Option, as required by the terms thereof, since the Company was unable to obtain alternative financing on substantially the same terms as the Standby Options prior to the expiration thereof.

     As part of the recapitalization of the Company, Sutter Health, Sutter Health Venture Partners and Keystone received warrants to purchase 390,888 shares, 11,899 shares and 43,300 shares, of Common Stock, respectively, at an exercise price of $0.74 per share, in consideration for their consent to the terms of the recapitalization, including the sale of the Series D Preferred Stock. Sutter Health, Sutter Health Venture Partners and Keystone received additional warrants to purchase 121,686 shares, 3,705 shares and 13,481 shares, respectively, of Common Stock, at an exercise price of $0.74 per share, in connection with the exercise by EJ Financial and IBM of the Standby Options. Subsequently, Sutter Health, Sutter Health Venture Partners and Keystone agreed to amend these warrants to permit payment of the exercise price by surrender of a portion of the warrants in lieu of payment of the cash exercise price. Accordingly, on August 25, 1996, Sutter

Health and Sutter Health Venture Partners received 449,374 shares and 13,680 shares of Common Stock, respectively (or 63,200 fewer shares and 1,924 fewer shares, respectively, than they would have received if the exercise price had been paid in cash) and on October 29, 1996, Keystone received 49,777 shares of Common Stock (or 7,002 fewer shares than it would have received if the exercise price had been paid in cash.)

     In connection with the recapitalization of the Company, the Company granted stockholders who did not purchase Series D Preferred Stock or warrants to purchase Series D Preferred Stock rights to purchase Series D Preferred Stock on the same terms and conditions as those shares purchased under the 1995 Stock Purchase Agreement, which rights expired unexercised on March 5, 1996.

     The 1,039,791 shares of Series D Preferred Stock outstanding prior to the consummation of the Company's initial public offering (the "IPO") on November 21, 1996, all of which were owned by EJ Financial, were automatically converted into an equal number of shares of Common Stock in accordance with the provisions of the Company's Restated Certificate of Incorporation, upon consummation of the IPO. On October 29, 1997, warrants to purchase 2,079,584 shares of Series D Preferred Stock, all of which were owned by IBM, were amended so as to become exercisable for an equal number of shares of Common Stock and on such other terms and conditions stated in the Series D Warrants, pursuant to an amendment to the 1995 Stock Purchase Agreement and the Series D Warrants executed by the Company and IBM.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Officers, Directors and persons who own more than ten percent of a registered class of the Company's equity securities within specified time periods to file certain reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, Directors and ten percent stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of copies of such reports received by the Company and written representations from such persons concerning the necessity to file such reports, the Company is not aware of any failures to file reports or report transactions in a timely manner during the fiscal year ended December 31, 1997, except that Messrs. Knudson and Hays did not timely file initial reports of beneficial ownership on Form 3s upon becoming directors of the Company in May 1997 and Messrs. McGroddy and Pankow did not timely file Form 5s reporting the grant of stock options in May 1997.

EXPENSES

     The entire cost of preparing, assembling, printing and mailing this Proxy Statement, the enclosed Proxy and other materials, and the cost of soliciting Proxies with respect to the Annual Meeting, will be borne by the Company. The Company will request banks and brokers to solicit their customers who beneficially own shares listed of record in names of nominees, and will reimburse those banks and brokers for the reasonable out-of-pocket expenses of such solicitations. The original solicitation of proxies by mail may be supplemented by telephone and telegram by officers and other regular employees of the Company, but no additional compensation will be paid to such individuals.

STOCKHOLDER PROPOSALS

     No person who intends to present a proposal for action at a forthcoming stockholders' meeting of the Company may seek to have the proposal included in the proxy statement or form of proxy for such meeting unless that person (a) is a record beneficial owner of at least 1% or $1,000 in market value of shares of Common Stock, has held such shares for at least one year at the time the proposal is submitted, and such person shall continue to own such shares through the date on which the meeting is held, (b) provides the Company in writing with his name, address, the number of shares held by him and the dates upon which he acquired such shares with documentary support for a claim of beneficial ownership, (c) notifies the Company of his intention to appear personally at the meeting or by a qualified representative under Delaware law to present his proposal for action, and (d) submits his proposal timely. A proposal to be included in the proxy statement or proxy for the Company's next annual meeting of stockholders, will be submitted timely only if the proposal has been received at the Company's principal executive office no later than November 25, 1998. If the date of such meeting is changed by more than 30 calendar days from the date such meeting is scheduled to be held under the Company's By-Laws, or if the proposal is to be presented at any meeting other than the next annual meeting of stockholders, the proposal must be received at the Company's principal executive office at a reasonable time before the solicitation of proxies for such meeting is made.

     Even if the foregoing requirements are satisfied, a person may submit only one proposal with a supporting statement of not more than 500 words, if the latter is requested by the proponent for inclusion in the proxy materials, and under certain circumstances enumerated in the Securities and Exchange Commission's rules relating to the solicitation of proxies, the Company may be entitled to omit the proposal and any statement in support thereof from its proxy statement and form of proxy.

FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 1997

     Copies of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997 as filed with the Securities and Exchange Commission, including the financial statements, can be obtained without charge by stockholders (including beneficial owners of the Company's Common Stock) upon written request to Mark W. Winn, the Company's Secretary, Integrated Surgical Systems, Inc., 829 West Stadium Lane, Sacramento, California 95834 or on the Commission's Web Site at www.sec.gov.

                                          By Order of the Board of Directors

                                          Mark W. Winn, Secretary

Sacramento, California
March 26, 1998

                       INTEGRATED SURGICAL SYSTEMS, INC.
                             829 WEST STADIUM LANE
                          SACRAMENTO, CALIFORNIA 95834
PROXY

    The undersigned, a holder of Common Stock of INTEGRATED SURGICAL SYSTEMS, INC., a Delaware corporation (the "Company"), hereby appoints DR. RAMESH C. TRIVEDI and MARK W. WINN, and each of them, the proxy of the undersigned, with full power of substitution, to attend represent and vote for the undersigned, all of the shares of the Company which the undersigned would be entitled to vote, at the Annual Meeting of Stockholders of the Company to be held on April 28, 1998 and any adjournments thereof, as follows:

1. The election of six Directors of the Company to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

  [ ] FOR all nominees listed below    [ ] WITHHOLD AUTHORITY to vote for all
                             nominees listed below.
(Instructions: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE
               A LINE THROUGH OR OTHERWISE STRIKE OUT HIS NAME BELOW)

Ramesh C. Trivedi, James C. McGroddy, John N. Kapoor, Paul A.H. Pankow, Gerald
D. Knudson and Patrick G. Hays

2. The approval of the adoption of the 1998 Stock Option Plan.

  [ ] FOR               [ ] AGAINST               [ ] ABSTAIN

3. The approval of the adoption of the Employee Stock Purchase Plan.

  [ ] FOR               [ ] AGAINST               [ ] ABSTAIN

4. The approval of an amendment to the Restated Certificate of Incorporation of the Company eliminating the Series D Preferred Stock.

  [ ] FOR               [ ] AGAINST               [ ] ABSTAIN

5. The ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 1998.

  [ ] FOR               [ ] AGAINST               [ ] ABSTAIN

6. Upon such other matters as may properly come before the meeting or any adjournments thereof.

                  (continued, and to be signed, on other side)

                          (continued from other side)

    The undersigned hereby revokes any other proxy to vote at such Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitations hereby, said proxies are authorized to vote in accordance with their best judgment.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THE OTHER SIDE HEREOF. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE SIX DIRECTORS NAMED IN PROPOSAL 1 AND FOR THE ADOPTION OF PROPOSALS 2, 3, 4 AND 5, AND AS SAID PROXIES SHALL DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING.

    The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting dated March 26, 1998 relating to the Annual Meeting.

                            Date:                                              ,
                                                                            1998

                                       ------------------------------------

                                            ------------------------------------

                                            ------------------------------------
                                            SIGNATURE(S) OF STOCKHOLDER(S)

                                                The signature(s) hereon should
                                            correspond exactly with the name(s)
                                            of the Stockholder(s) appearing on
                                            the Stock Certificate. If stock is
                                            jointly held, all joint owners
                                            should sign. When signing as
                                            attorney, executor, administrator,
                                            trustee or guardian, please give
                                            full title as such. If signer is a
                                            corporation, please sign the full
                                            corporate name, and give title of
                                            signing officer.

    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF INTEGRATED SURGICAL
                                 SYSTEMS, INC.
    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.